Exhibit (a)(vii) under Form N-1A
                                  Exhibit 3(i) under Item 601/Reg. S-K





                                    AMENDMENT #14
                             TO THE RESTATED AND AMENDED
                                 DECLARATION OF TRUST
                         FEDERATED INCOME SECURITIES TRUST

                                Dated May 19, 2000

            This Declaration of Trust is amended as follows:

      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                           Federated Capital Income Fund
                                  Class A Shares
                                  Class B Shares
                                  Class C Shares
                                  Class F Shares
                  Federated Fund for U. S. Government Securities
                                  Class A Shares
                                  Class B Shares
                                  Class C Shares
                    Federated Intermediate Corporate Bond Fund
                           Institutional Service Shares
                               Institutional Shares
                      Federated Muni and Stock Advantage Fund
                                  Class A Shares
                                  Class B Shares
                                  Class C Shares
                          Federated Real Return Bond Fund
                                  Class A Shares
                                  Class C Shares
                               Institutional Shares
                         Federated Short-Term Income Fund
                                  Class A Shares
                                  Class Y Shares
                           Institutional Service Shares
                               Institutional Shares

      The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of November, 2005.

      WITNESS the due execution hereof this 17th day of November, 2005.

/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G Bigley                 /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh